Exhibit 99.1

Granite Announces New Organizational Structure and Appoints James H. Roberts Chief Operating Officer

WATSONVILLE, Calif.--(BUSINESS WIRE)--August 31, 2009--Granite Construction Incorporated (NYSE:GVA) today announced the launch of a new organizational structure designed to improve operating efficiencies and better position Granite for long-term growth. This new structure will create a more scalable organization, streamline management processes, and regionalize operational support functions throughout the Company.

“This new organizational structure will enhance our overall effectiveness throughout the Company and ultimately allow us to be more competitive in all our markets,” said William G. Dorey, president and chief executive officer. “By realigning our operations and providing more efficient support for those operations, we anticipate being able to improve execution, reduce costs, and streamline our decision-making processes. Our goal is to become a more collaborative, flexible, and adaptive organization that is better positioned to take advantage of future growth opportunities.”

Key elements of the new structure include the following:

  The optimization of Granite’s people, large-project capabilities, and vertically integrated construction and construction materials operations through the realignment of the Company’s branch and regional offices under three operating groups
  The reorganization of companywide operational support under a fourth operating group that is composed of functional areas such as construction and engineering, construction materials, environmental, equipment, quality management, project controls, asphalt and energy, and procurement
  A broad-based functional realignment of all financial, information technology, and human resources functions, to build operational efficiency and expertise across the Company

The Company expects to complete the reorganization by January 1, 2010. Additional information regarding the new structure will be provided during the Company’s third-quarter 2009 earnings conference call scheduled for Thursday, October 29, 2009.

The Company also announced that Granite’s chief operating officer (COO), Mark E. Boitano, is retiring from his COO position after 32 years of service effective today. Succeeding Boitano is James H. Roberts, 52, who will assume the role of executive vice president and chief operating officer on September 1, 2009.

“I am honored to have had the opportunity to work with Mark over the past 32 years,” said Dorey. “He has been an invaluable member of our team and has played a key role in Granite’s success. His operational and strategic leadership was instrumental in the growth of our business in the West and the turnaround of our large-project business throughout the country. Equally as important have been Mark’s unwavering commitment and dedication to Granite’s core values.

“Jim’s proven leadership and experience make him the ideal choice for our new COO,” Dorey continued. “In addition to ensuring that our reorganization is well executed, Jim will help drive growth and the development of our people as Granite continues to build a legacy.”

Roberts joined Granite in 1981 and has held a number of positions within the Company, including estimator, project manager, branch manager, and Nevada/Utah regional manager. In 2004 he was named senior vice president and manager of the branch business in the West, overseeing the Company’s 14 vertically integrated branch offices. He has been the senior vice president and the manager of Granite West since 2007.

Roberts holds BS and MS degrees in civil engineering from the University of California at Berkeley and an MBA from the University of Southern California. He is a recent graduate of the Stanford Executive Program.

About Granite

Granite Construction Incorporated is a member of the S&P 400 Midcap Index, the Domini 400 Social Index, and the Russell 2000 Index. Granite Construction Company, a wholly owned subsidiary, is one of the nation’s largest diversified heavy civil contractors and construction materials producers. Granite Construction Company serves public- and private-sector clients through its offices and subsidiaries nationwide. For more information about Granite, please visit its Web site at www.graniteconstruction.com.

Forward-looking Statements

This press release contains statements that are not based on historical facts and which may be forward looking in nature. Under the Private Securities Litigation Reform Act of 1995, a “safe harbor” may be provided to Granite for certain of these forward-looking statements. Words such as outlook, believes, expects, appears, may, will, should, anticipates, and the negatives thereof or comparable terminology are intended to identify these forward-looking statements. These forward-looking statements are estimates reflecting the best judgment of Granite’s senior management and are based on its current expectations and projections concerning future events, many of which are outside Granite’s control and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those risks described in Granite’s Annual Report under “Item 1A. Risk Factors.” Except as required by law, Granite undertakes no obligation to revise or update any forward-looking statements for any reason. As a result, the reader is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

CONTACT:
Granite Construction Incorporated
Jacque Fourchy, 831-761-4714 (Investors)